UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2011 (September 28, 2011)

OPTIMUMBANK HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-50755	55-0865043
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2477 East Commercial Boulevard, Fort Lauderdale, FL 33308

(Address of Principal Executive Offices) (Zip Code)

954-776-2332

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2011, OptimumBank Holdings, Inc. (the “Company”) filed with the Secretary of State of Florida an Amendment to its Articles of Incorporation increasing the number of authorized shares of common stock from 1.500,000 shares to 50,000,000 shares. A copy of the Amendment is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 28, 2011, OptimumBank Holdings, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”). There were 819,358 shares of common stock entitled to be voted. 478,529 shares were voted in person or by proxy at the Special Meeting:

(1) The shareholders voted to approve the issuance of up to 37,500,000 shares of the Company’s common stock in a proposed private placement.

(2) The shareholders voted to approve an amendment to the Company’s articles of incorporation to increase the authorized shares of common stock from 1,500,000 shares to 50,000,000 shares.

(3) The shareholders voted to adjourn the Special Meeting, if necessary.

The Company’s inspector of election certified the following vote tabulations:

	For	Against	Abstain	Broker Non- Vote
Common Stock Issuance in Private Placement	447,777	30,752	0	0

Amendment to Articles of Incorporation	470,773	7,756	0	0

Adjournment of Meeting	467,582	6,166	4,781	0

Item 9.01 Financial Statements and Exhibits.

Exhibits

The following exhibits are being filed as part of this Report on Form 8-K:

3.4	Articles of Amendment to the Articles of Incorporation of OptimumBank Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2011	By:	/s/ Richard L. Browdy
Richard L. Browdy President and Chief Financial Officer

3